Exhibit 10.3

SECOND AMENDMENT TO

COMMERCIAL OUTSOURCING SERVICES AGREEMENT

This Second Amendment to the Commercial Outsourcing Services Agreement (this “Amendment”) is between Corcept Therapeutics, Inc. (the “Company”) and Integrated Commercialization Solutions, Inc. (“ICS”). This Amendment is effective as of June 11, 2014 (the “Amendment Effective Date”).

RECITALS

A.	The Company and ICS are parties to a Commercial Outsourcing Services Agreement dated April 14, 2011, as amended by the First Amendment dated April 14, 2014 (as amended, the “Agreement”);

B.	Pursuant to the Agreement, among other things, the Company engaged ICS to perform commercialization services for certain pharmaceutical products; and

C.	The parties now wish to amend the Agreement in certain respects.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.	Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Term. Section 4.1 of the Agreement is deleted in its entirety and replaced with the following:

Term. This Agreement will be effective as of the Effective Date and will continue until August 14, 2014 (the “Term”), unless sooner terminated in accordance with the terms of this Agreement. The Term may be extended upon written mutual agreement of the parties.

3.	No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Integrated Commercialization Solutions, Inc.		Corcept Therapeutics, Inc.

By:	/s/ Doug Cook	By:	/s/ David Panake

Name:	Doug Cook	Name:	David Panake

Title:	President, Global Specialty Logistics	Title:	Director, Commercial Operations